Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Summit Financial Group, Inc. of our report dated January 30, 2007, relating to the consolidated financial statements of Greater Atlantic Financial Corp. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/           BDO Seidman, LLP

Richmond, Virginia

October 22, 2007